EXHIBIT 21
PVH CORP. SUBSIDIARIES

The following table lists all of the subsidiaries of PVH Corp. and the jurisdiction of incorporation of each subsidiary. Each subsidiary does business under its corporate name indicated in the table.

Name	State or Other Jurisdiction of Incorporation

4278941 Canada Inc.	Canada
Arrow C.V.	Netherlands
Authentic Fitness On-line, Inc.	Nevada
BassNet, Inc.	Delaware
Calvin Klein Europe B.V.	Netherlands
Calvin Klein Jeanswear Company	Delaware
Calvin Klein, Inc.	New York
CCC Acquisition Corp.	Delaware
CK Jeanswear Asia Limited	Hong Kong
CK Jeanswear Australia Pty Limited	Australia
CK Jeanswear NZ Ltd.	New Zealand
CK Service Corp.	Delaware
CKJ Fashion (Shanghai) Ltd.	China
CKJ Holdings, Inc.	Delaware
CKJ UK Ltd.	United Kingdom
CKU.com Inc.	Delaware
Cluett Peabody Resources Corporation	Delaware
Cluett, Peabody & Co., Inc.	Delaware
Confezioni Moda Italia S.r.l.	Italy
Designer Holdings Ltd.	Delaware
Distribuidor Textil Warnaco Chile Limitada	Chile
Distribuidor Textil Warnaco Peru S.A.	Peru
Elmira 3 B.V.	Netherlands
Gold Lightening Ltd.	Hong Kong
HHS Investments (Japan) Ltd.	British Virgin Islands
Hilfiger Beteiligungsgesellschaft mbH	Germany
Hilfiger Holdings Germany GmbH & Co. KG	Germany
Hilfiger Stores B.V.	Netherlands
Hilfiger Stores BVBA	Belgium
Hilfiger Stores d.o.o.	Croatia
Hilfiger Stores Denmark Aps	Denmark
Hilfiger Stores Finland OY	Finland
Hilfiger Stores France SAS	France
Hilfiger Stores GesmbH	Austria
Hilfiger Stores GmbH	Germany
Hilfiger Stores GmbH	Switzerland
Hilfiger Stores Ireland Ltd.	Ireland

Name	State or Other Jurisdiction of Incorporation

Hilfiger Stores Ltd.	United Kingdom
Hilfiger Stores Luxembourg S.à.r.l	Luxembourg
Hilfiger Stores Netherlands B.V.	Netherlands
Hilfiger Stores Rus LLC	Russia
Hilfiger Stores S.r.l.	Italy
Hilfiger Stores s.r.o.	Czech Republic
Hilfiger Stores SpZoo	Poland
Hilfiger Stores Sweden AB	Sweden
izod.com inc.	Delaware
Jeanswear Services Ltd.	United Kingdom
Karl Lagerfeld LLC	Delaware
Mullion International Limited	British Virgin Islands
Ocean Pacific Apparel Corp.	Delaware
Operadora de Tiendas de Menudeo S. de R.L. de C.V.	Mexico
Premium Garments Wholesale Trading Private Limited	India
PVH Canada, Inc.	Canada
PVH Europe B.V.	Netherlands
PVH Europe, Inc.	Delaware
PVH Far East Limited	Hong Kong
PVH Foreign Holdings Corp.	Delaware
PVH gTLD Holdings LLC	Delaware
PVH Guam, Inc.	Delaware
PVH International B.V.	Netherlands
PVH Management Consultant (Shanghai) Ltd.	Hong Kong
PVH Neckwear, Inc.	Delaware
PVH Prince C.V. Holding Corporation	Delaware
PVH Puerto Rico LLC	Delaware
PVH Puerto Rico, Inc.	Delaware
PVH Realty Corp.	Delaware
PVH Retail Stores LLC	Delaware
PVH Wholesale Corp.	Delaware
PVH Wholesale New Jersey, Inc.	Delaware
T. H. Deutschland GmbH	Germany
T. H. International N.V.	Netherlands Antilles
TH (UK) Limited	United Kingdom
TH 1 Holding (Cyprus) Ltd.	Cyprus
TH Belgium BVBA	Belgium
TH Denmark Aps	Denmark
TH France SAS	France
TH Italia S.r.l.	Italy
TH Monument B.V.	Netherlands
TH Osterreich GesmbH	Austria
TH Sweden AB	Sweden

Name	State or Other Jurisdiction of Incorporation

The Warnaco Group, Inc.	Delaware
Tomcan Investments Inc.	Delaware
Tommy Hilfiger (Eastern Hemisphere) Ltd.	British Virgin Islands
Tommy Hilfiger (HK) Ltd.	Hong Kong
Tommy Hilfiger (India) Ltd.	British Virgin Islands
Tommy Hilfiger B.V.	Netherlands
Tommy Hilfiger Corporation	British Virgin Islands
Tommy Hilfiger Europe B.V.	Netherlands
Tommy Hilfiger Finland OY	Finland
Tommy Hilfiger Footwear Europe GmbH	Germany
Tommy Hilfiger Ireland Limited	Ireland
Tommy Hilfiger Japan Corporation	Japan
Tommy Hilfiger Japan Holding Godo Kaisha	Japan
Tommy Hilfiger Licensing B.V.	Netherlands
Tommy Hilfiger Licensing LLC	Delaware
Tommy Hilfiger Marka Dagitim Ve Ticaret Anonim Sirketi	Turkey
Tommy Hilfiger Norge AS	Norway
Tommy Hilfiger Retail, LLC	Delaware
Tommy Hilfiger Schweiz GmbH	Switzerland
Tommy Hilfiger Services Limited	United Kingdom
Tommy Hilfiger Stores Norge AS	Norway
Tommy Hilfiger U.S.A. Inc.	Delaware
Tommy Hilfiger Wholesale, Inc.	California
Tommy Holding C.V.	Netherlands
Trumpet C.V.	Netherlands
Warnaco (Belgium) SPRL	Belgium
Warnaco (HK) Ltd.	Barbados
Warnaco (Macao) Company Limited	Macao
Warnaco Apparel SA (Proprietary) Limited	South Africa
Warnaco Asia Limited	Hong Kong
Warnaco Austria GmbH	Austria
Warnaco B.V.	Netherlands
Warnaco Commerce (Shanghai) Company Limited	China
Warnaco de Mexico S.de R.L de C.V.	Mexico
Warnaco Denmark A/S	Denmark
Warnaco Deutschland Gmbh	Germany
Warnaco Distribution Srl	Uruguay
Warnaco Fashion SAS	France
Warnaco France S.a.r.l.	France
Warnaco Global Sourcing Limited	Hong Kong
Warnaco Intimo, S.A.	Spain
Warnaco Italy S.r.l.	Italy
Warnaco Korea Company Ltd.	Korea

Name	State or Other Jurisdiction of Incorporation

Warnaco Logistics B.V.	Netherlands
Warnaco Malaysia Sdn Bhd	Malaysia
Warnaco Netherlands B.V.	Netherlands
Warnaco of Canada Company	Canada
Warnaco Poland Sp. z o.o.	Poland
Warnaco Portugal-Vestuario e Acessorios, Sociedade Unipessoal, Lda.	Portugal
Warnaco Puerto Rico, Inc.	Delaware
Warnaco Retail Inc.	Delaware
Warnaco Shanghai Co. Ltd.	China
Warnaco Singapore Private Ltd.	Singapore
Warnaco Swimwear Inc.	Delaware
Warnaco Swimwear Products Inc.	Delaware
Warnaco Switzerland GmbH	Switzerland
Warnaco Taiwan Co. Ltd.	Taiwan
Warnaco U.S., Inc.	Delaware
Warnaco (UK) Limited	United Kingdom
Warnaco Uruguay Srl	Uruguay
Warnaco VDY S.A. de C.V.	Mexico
Warnaco, Inc.	Delaware
Warner’s (EIRE) Teoranta	Ireland
WBR Industria e Comercio de Vestuario Ltda.	Brazil
Wellrose Ltd.	Hong Kong
WF Overseas Fashion C.V.	Netherlands

April 3, 2013